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                                                                    EXHIBIT 99.4

PROXY

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                      IDENTIX INCORPORATED

The undersigned holder of Common Stock and/or Preferred Stock of Identix Incorporated hereby revokes all previous proxies, acknowledges receipt of the notice of the Special Meeting of Stockholders of Identix Incorporated to be held on [___________], 2002, and appoints Robert McCashin and Mark S. Molina, and each of them, as proxy of the undersigned with power of substitution and revocation, to vote and otherwise represent all the shares of the undersigned at said meeting and any adjournment or postponement thereof with the same effect as if the undersigned were present and voting the shares.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

                           (CONTINUED ON OTHER SIDE.)


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                              FOLD AND DETACH HERE


          YOU CAN NOW ACCESS YOUR IDENTIX INCORPORATED ACCOUNT ONLINE.

Access your Identix Incorporated shareholder/stockholder account online via Investor ServiceDirect(SM) (ISD).

Mellon Investor Services LLC agent for Identix Incorporated, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:
   -   View account status             -    View payment history for dividends
   -   View certificate history        -    Make address changes
   -   View book-entry information     -    Establish/change your PIN

              VISIT US ON THE WEB AT HTTP://WWW.MELLON-INVESTOR.COM
                 AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.


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STEP 1: FIRST TIME USERS--                 STEP 2: LOG IN FOR ACCOUNT ACCESS      STEP 3: ACCOUNT STATUS SCREEN
ESTABLISH A PIN                            You are now ready to log in.           You are now ready to access
You must first establish                   To access your account please          your account information. Click on
a Personal Identification                  enter your:                            the appropriate button to view or
Number (PIN) online by                                                            initiate transactions.
following the directions                   -   SSN
provided in the upper                      -   PIN                                -   Certificate History
right portion of the web                   -   Then click on the SUBMIT button    -   Book-Entry Information
screen as follows. You                                                            -   Issue Certificate
will also need your Social                                                        -   Payment History
Security Number (SSN)                      IF YOU HAVE MORE THAN ONE ACCOUNT,     -   Address Change
available to establish a PIN.              YOU WILL NOW BE ASKED TO SELECT THE    -   Duplicate 1099
                                           APPROPRIATE ACCOUNT.
INVESTOR SERVICEDIRECT(SM) IS
CURRENTLY ONLY AVAILABLE FOR
DOMESTIC INDIVIDUAL AND
JOINT ACCOUNTS.

-   SSN
-   PIN
-   Then click on the ESTABLISH
    PIN button

PLEASE BE SURE TO REMEMBER YOUR PIN,
OR MAINTAIN IT IN A SECURE PLACE FOR
FUTURE REFERENCE.
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              FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
                       9AM-7PM MONDAY-FRIDAY EASTERN TIME
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                                                            Please mark
                                                            your votes as
                                                            indicated in   [X]
                                                            this example.


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THE BOARD OF DIRECTORS OF IDENTIX                                       THE BOARD OF DIRECTORS OF IDENTIX
INCORPORATED UNANIMOUSLY RECOMMENDS                                     INCORPORATED UNANIMOUSLY RECOMMENDS
A VOTE "FOR" PROPOSAL 1.                                                A VOTE "FOR" PROPOSAL 3.

1.  To approve the issuance of               FOR   AGAINST   ABSTAIN    3.  To approve the Identix           FOR   AGAINST   ABSTAIN
    shares of Common Stock                   [ ]     [ ]      [ ]           Incorporated 2002 Equity         [ ]     [ ]      [ ]
    of Identix Incorporated                                                 Incentive Plan.
    to the holders of Common Stock
    of Visionics Corporation in a                                       4.   To transact any other business
    merger pursuant to which                                                 that may properly come before
    Visionics Corporation will                                               the special meeting or any
    become a wholly owned subsidiary                                         adjournment or postponement
    of Identix Incorporated. In the merger,                                  thereof.
    Identix Incorporated will issue 1.3436
    shares of Common Stock for each                                     Please mark, sign, date and return
    outstanding share of Common Stock of                                the proxy card promptly, using the
    Visionics Corporation. The merger                                   enclosed return-addressed and
    agreement relating to the proposed                                  postage-paid envelope.
    merger is included as Annex A to the
    joint proxy statement/prospectus.

THE BOARD OF DIRECTORS OF IDENTIX
INCORPORATED UNANIMOUSLY RECOMMENDS
A VOTE "FOR" PROPOSAL 2.

2.  To approve an amendment to               FOR   AGAINST   ABSTAIN
    Identix Incorporated's                   [ ]     [ ]      [ ]
    certificate of incorporation
    to increase the number of
    authorized shares of Common
    Stock of Identix Incorporated by
    100,000,000 shares to 200,000,000
    shares.
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Signature(s) __________________________________________  Dated  __________, 2002

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations, or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

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                       DETACH HERE FROM PROXY VOTING CARD

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

       INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 4PM EASTERN TIME
                  THE BUSINESS DAY PRIOR TO ANNUAL MEETING DAY.

    YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR
                       SHARES IN THE SAME MANNER AS IF YOU
                  MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

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        INTERNET                                    TELEPHONE                                         MAIL
HTTP://WWW.EPROXY.COM/IDNX                       1-800-465-6710
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Use the Internet to vote your                    Use any touch-tone telephone to                  Mark, sign and date
proxy. Have your proxy card in           OR      vote your proxy. Have your proxy         OR      your proxy card
hand when you access the web                     card in hand when you call. You will                  and
site. You will be prompted to enter              be prompted to enter your control                return it in the
your control number, located in                  number, located in the box below,                enclosed postage-paid
the box below, to create and sub-                and then follow the directions given.                envelope.
mit an electronic ballot.
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               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.